EXHIBIT 10.2

EXECUTION COPY

GUARANTY

This GUARANTY (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of February 12, 2016, is made by Watts Water Technologies, Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company set forth on the signature pages hereto (the “Initial Subsidiary Guarantors” and, together with the Company and any additional Subsidiaries of the Company that become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders pursuant to the Credit Agreement hereinafter defined.

PRELIMINARY STATEMENTS

WHEREAS, this Guaranty is entered into in connection with that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, Watts Industries Europe B.V., a private company with limited liability organized under the laws of The Netherlands (the “Initial Subsidiary Borrower”), certain Subsidiaries of the Company party thereto pursuant to Section 2.23 thereof (the “Subsidiary Borrowers” and, collectively with the Company and the Initial Subsidiary Borrower, the “Borrowers”), the lenders party thereto (the “Lenders”) and the Administrative Agent (capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement);

WHEREAS, the Company is the parent of each Subsidiary Borrower, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Subsidiary Borrowers pursuant to the Credit Agreement;

WHEREAS, each Domestic Subsidiary Borrower is, with respect to the Company and each other Subsidiary Borrower, a direct or indirect Subsidiary thereof and/or commonly owned and controlled by the Company, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to such other Borrowers pursuant to the Credit Agreement;

WHEREAS, each Domestic Subsidiary Guarantor is, with respect to each Borrower, a direct or indirect Subsidiary thereof and/or commonly owned and controlled by the Company, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Borrowers pursuant to the Credit Agreement;

WHEREAS, the Domestic Subsidiaries of the Company party hereto as of the date hereof constitute the Material Domestic Subsidiaries of the Company as of the date hereof and shall be Domestic Subsidiary Guarantors hereunder; and

WHEREAS, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and other Loan Documents and to induce the Lenders to make the Loans and other financial accommodations as provided for in the Credit Agreement, the Company, each Domestic Subsidiary Borrower and each Domestic Subsidiary Guarantor (collectively, the “Domestic Guarantors”) have agreed to guarantee payment of the Obligations.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.                                      Guaranty.  Each Domestic Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations to the Administrative Agent, the Lenders, the Issuing Banks and the Affiliates of the foregoing to whom Obligations are owed, and the respective successors, endorsees, transferees and assigns of each of the foregoing (each a “Holder of Obligations” and collectively the “Holders of Obligations”) (including all renewals, extensions and modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Holders of Obligations in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)).  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.  Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of: (a) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced to another Loan Party under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or (b) the amount which could be claimed by the Administrative Agent and the Holders of Obligations from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code of the United States or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.                                      No Setoff or Deductions; Taxes. The Guarantors hereby represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against the Administrative Agent or the Holders of Obligations or any other guarantor of the Guaranteed Obligations of any kind. The Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Administrative Agent or any Holder of Obligations or any other guarantor of the Guaranteed Obligations of any kind which may arise in the future.  In accordance with Section 2.17 of the Credit Agreement, all payments required to be made by each Guarantor hereunder shall to the extent permitted by applicable Laws be made to the Holders of Obligations free and clear of, and without reduction or withholding for, any Taxes.  If any Guarantor shall be required by the Code or any other applicable Law to deduct any Taxes from or in respect of any sum payable hereunder, (a) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable shall be increased as much as shall be necessary so that after such withholding or deduction has been made (including deductions applicable to additional sums payable under this Section 2) the Holders of Obligations receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions as are determined to be required based upon the information and documentation received pursuant to Section 2.17(f) of the Credit Agreement, and (c) such Guarantor shall timely pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with the Code or such other applicable Law.  Upon the request of the Administrative Agent, after the payment of such Taxes, each applicable Guarantor shall furnish to the

Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment reasonably satisfactory to the Administrative Agent.  Subject to Section 2.17(d) of the Credit Agreement, each Guarantor shall jointly and severally indemnify and, within ten (10) days after demand therefor, pay each Holder of Obligations for the full amount of Indemnified Taxes or Other Taxes paid by any Holder of Obligations in respect of any sum payable hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any amounts payable under this Section 2 by any Holder of Obligations) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted.  Each Guarantor shall be entitled to the benefits of Section 2.17(g) as if it were a Borrower.

3.                                      No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated.  If at any time any payment of the principal of or interest on any Loan, Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Swap Contract, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Obligations in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.  Payment by Guarantors shall be made to the Administrative Agent in immediately available funds in Dollars or, as applicable, such other currency in which the related Guaranteed Obligations are required to be paid pursuant to the Credit Agreement, and shall be credited and applied to the Guaranteed Obligations; provided that, if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

4.                                      Waiver of Notices.  Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Guarantor might otherwise be entitled.

5.                                      Subrogation.  No Guarantor shall exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders of Obligations and shall promptly be paid to the Administrative Agent and shall be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

6.                                      Indemnification.  To the extent that any Guarantor shall make a payment under this Guaranty (any such payment, a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the indefeasible payment in full of all Guaranteed Obligations and any other amounts payable under this Guaranty and the termination of any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions. This Section 6 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 6 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.  The rights of the parties under this Section 6 shall be exercisable upon the full and indefeasible payment of all Guaranteed Obligations and any other amounts payable under this Guaranty and the termination of any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations.  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

7.                                      Waiver of Suretyship Defenses.  Each Guarantor agrees that the Holders of Obligations may, at any time and from time to time, and without notice to the Guarantor, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of such Guarantor under this Guaranty.  Each Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder.  Each Guarantor waives any right to enforce any remedy which any Holder of Obligations now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by any Holder of Obligations.

8.                                      Exhaustion of Other Remedies Not Required.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Each Guarantor waives diligence by the Holders of Obligations and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Holder of Obligations to exhaust any right or remedy or to take any action against any Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against such Guarantor.

9.                                      Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or any other Holder of Obligations is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

10.                               Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to such Guarantor as subrogee of the Holders of Obligations or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. Upon the occurrence of, and during the continuation of, an Event of Default, if the Administrative Agent, on behalf of the Holders of Obligations, so requests, any such obligation or indebtedness of any Loan Party to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Holders of Obligations and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations and shall be credited and applied to the Guaranteed Obligations, whether matured or unmatured, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

11.                               Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Administrative Agent.

12.                               Expenses.  Each Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Holders’ of Obligations rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Holders of Obligations in any case commenced by or against such Guarantor under Chapter 11 of the Bankruptcy Code of the United States or any similar or successor statute.  The obligations of each Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.                               Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and each Guarantor.

14.                               No Waiver; Enforceability.  No failure by the Holders of Obligations to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. The obligations hereunder shall not be affected, limited or impaired by any acts of any legislative body or governmental authority affecting any Borrower, including but not limited to, any restrictions on or regarding the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by any economic, political, regulatory or other events in the countries where such Borrower is located.

15.                               Binding Effect; Assignment.  This Guaranty shall (a) subject to Section 9.14 of the Credit Agreement, bind each Guarantor and its successors and assigns; provided, that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of each Lender (and any attempted assignment without such consent shall be void) and (b) inure to the benefit of the Administrative Agent and the Holders of Obligations and their respective successors and assigns and any Holder of Obligations may, subject to the terms and conditions of the Credit Agreement, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part.  Each Guarantor agrees that the Administrative Agent or any Holder of Obligations may, subject to the terms and conditions of the Credit Agreement, disclose to any prospective purchaser of all or part of the Guaranteed Obligations any and all information in such Person’s possession concerning such Guarantor, this Guaranty and any security for this Guaranty.

16.                               Condition of the Borrowers.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the financial condition, business and operations of such Borrower as such Guarantor requires, and that neither the Administrative Agent nor any Holder of Obligations has any duty, and such Guarantor is not relying on any Holder of Obligations at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower.

17.                               Setoff.  If and to the extent any payment is not made when due hereunder, each Holder of Obligations and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Holder of Obligations or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Holder of Obligations, irrespective of whether or not such Holder of Obligations shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Holder of Obligations different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Holder of Obligations and their respective Affiliates under this Section 17 are in addition to other rights and remedies (including other rights of setoff) that such Holder of Obligations or its respective Affiliates may have.  Each Holder of Obligations agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

18.                               Representations and Warranties.  Each Guarantor represents and warrants that:

(a)                                 Such Guarantor (i) is duly organized or formed and validly existing and (ii) is in good standing (to the extent such concept is applicable to such entity), in each case under the Laws of the jurisdiction of its incorporation or organization;

(b)                                 Such Guarantor has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Guaranty; and

(c)                                  The making and performance of this Guaranty by such Guarantor have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) result in the creation of any Lien under (x) any Contractual Obligation to which such Guarantor is a party or affecting such Guarantor or the properties of such Guarantor or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Guarantor or its property is subject; (iii) conflict with or result in any breach or contravention of, or require any payment to be made under (x) any material Contractual Obligation to which such Guarantor is a party or affecting such Guarantor or the properties of such Guarantor or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any material arbitral award to which such Guarantor or its property is subject; or (iv) violate in any material respect any Law;

except in each case referred to in clause (a)(ii) or (b)(i) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

19.                               Foreign Currency.  If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the applicable Guaranteed Obligations are denominated (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment.  The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the Exchange Rate for the purchase of the Obligations Currency with the Judgment Currency. Each Guarantor shall indemnify the Holders of Obligations and hold the Holders of Obligations harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by any Guarantor. If the Administrative Agent so notifies the Guarantors in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Amount of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.

20.                               Further Assurances.  Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any additional instruments or documents reasonably considered necessary by Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

21.                               Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth for the Company in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent as provided for in the Credit Agreement.

22.                               GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.                               SUBMISSION TO JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY

SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

24.                               WAIVER OF VENUE; SERVICE OF PROCESS.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 21.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

25.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

26.                               Headings.  Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

27.                               Additional Guarantors.  Certain Subsidiaries of the Company shall be required to become, and the Company will promptly cause each such Subsidiary to become, in accordance with the Credit Agreement, a Guarantor and be made a party to this Guaranty pursuant to this Section by the execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Annex I hereto and such additional documentation and legal opinions as the Administrative Agent may reasonably request.  The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.  Notwithstanding anything to the contrary in this Guaranty and pursuant to Section 5.14(c) of the Credit Agreement, no (x) Foreign Subsidiary that is a CFC, (y) Subsidiary substantially all of the assets of which consist of Equity Interests or securities in one or more Foreign Subsidiaries that are CFCs, so long as such Subsidiary does not conduct any business or activities other than the ownership of such Equity Interests and/or securities and does not incur and is not otherwise liable for any Indebtedness or other liabilities or

(z) Subsidiary whose Equity Interests are beneficially owned directly or indirectly by a Foreign Subsidiary that is a CFC, shall be required to become a Guarantor.

28.                               Counterparts.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

29.                               Termination of Guarantors.  The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

30.                               Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 30 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 30 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 30 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents.  Each Qualified ECP Guarantor intends that this Section 30 constitute, and this Section 30 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

WATTS WATER TECHNOLOGIES, INC.

By:	/s/ Timothy M. MacPhee
Name: Timothy M. MacPhee
Title: Treasurer

Signature Page to Guaranty

INITIAL SUBSIDIARY GUARANTORS:

WATTS REGULATOR CO.

By:	/s/ Timothy M. MacPhee
Name: Timothy M. MacPhee
Title: Treasurer

DORMONT MANUFACTURING COMPANY

By:	/s/ Timothy M. MacPhee
Name: Timothy M. MacPhee
Title: Treasurer

WATTS WATER QUALITY AND CONDITIONING PRODUCTS, INC.

By:	/s/ Timothy M. MacPhee
Name: Timothy M. MacPhee
Title: Treasurer

AERCO INTERNATIONAL, INC.

By:	/s/ Timothy M. MacPhee
Name: Timothy M. MacPhee
Title: Treasurer

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Peter M. Killea
Name: Peter M. Killea
Title: Executive Director

Signature Page to Guaranty

ANNEX I TO
GUARANTY

Reference is hereby made to the Guaranty (as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty”), dated as of February 12, 2016, made by Watts Water Technologies, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company (collectively, the “Initial Subsidiary Guarantors” and, together with the Company and any additional Subsidiaries of the Company that become parties to the Guaranty by executing a Supplement thereto in the form attached thereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [                                    ], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.  By its execution below, the undersigned represents and warrants that all of the representations and warranties contained in Section 18 of the Guaranty are true and correct in all respects as of the date hereof.  The undersigned shall constitute a Domestic Subsidiary Guarantor for all purposes under the Guaranty and the other Loan Documents.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [                       ] has executed and delivered this Annex I counterpart to the Guaranty as of this                    day of              ,     .

[NAME OF NEW GUARANTOR]

By:
Name:
Title: